EXHIBIT 23.1

DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

February 12, 2015

EOG Resources, Inc.
1111 Bagby, Sky Lobby 2
Houston, Texas 77002
Ladies and Gentlemen:
We hereby consent to the inclusion of references to our firm and to the opinions as mentioned below delivered to EOG Resources, Inc. (EOG) regarding our comparison of estimates prepared by us with those furnished to us by EOG of the proved crude oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by EOG in the section entitled "Supplemental Information to Consolidated Financial Statements - Oil and Gas Producing Activities" in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 to be filed with the United States Securities and Exchange Commission on or about February 18, 2015. The opinions are contained in our letter reports dated January 29, 2013, January 31, 2014 and January 23, 2015, with respect to the reserve estimates as of December 31, 2012, December 31, 2013, and December 31, 2014, respectively. Additionally, we hereby consent to the incorporation by reference of such references to our firm and to our opinions in EOG's previously filed Registration Statement Nos. 333-150791, 33-48358, 33-62005, 333-31715, 333-62256, 333-84014, 333-88924, 333-116701, 333-185655, 333-166517, 333-166518, 333-179884 and 333-188352.
Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716